Exhibit 10.2a

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed as of the 8th day of June, 2007, by and among EDGEN MURRAY CORPORATION, a Nevada corporation (the “US Borrower”) EDGEN MURRAY CANADA INC., an Alberta corporation (the “Canadian Borrower”) EDGEN MURRAY EUROPE LIMITED, a limited company incorporated under the laws of England and Wales with registered number 01241058 (the “UK Borrower”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the US Collateral Agent and the Issuing Bank, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as the Canadian Administrative Agent and the Canadian Collateral Agent, J.P. MORGAN EUROPE LIMITED, as the UK Administrative Agent and the UK Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers, certain affiliates of the Borrowers, the Lenders, the Agents and the Issuing Bank are parties to that certain Credit Agreement dated as of May 11, 2007 (as amended, supplemented and modified from time to time, the “Credit Agreement;” unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement), pursuant to which the Lenders provide certain financing to the Borrowers in accordance with the terms and conditions set forth therein; and

WHEREAS, the Borrowers, the Agents and the Lenders on the date hereof desire to amend the Credit Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

SECTION 1    Amendments to the Credit Agreement.    In reliance on the representations, warranties, covenants and agreements contained in this Amendment, but subject to the satisfaction of each condition precedent set forth in Section 2 hereof, the Credit Agreement shall be amended effective as of the date hereof in the manner provided in this Section 1.

1.1        Definition of 2Applicable Rate.    The definition of “Applicable Rate” contained in Section 1.1 of the Credit Agreement shall be amended to replace the contents of the “UK Base Rate Spread” column with the following:

UK Base Rate Spread
2.00%
1.75%
1.50%

1.2        Amendment to Section 2.05 of the Credit Agreement.    Clause (c) of Section 2.05 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

      (c)        The Administrative Agent, on behalf of the US Swingline Lender, the Canadian Administrative Agent, on behalf of the Canadian Swingline Lender and the UK Administrative Agent on behalf of the UK Swingline Lender, may request settlement (a “Settlement”) with the US Revolving Lenders, the Canadian Revolving Lenders and the UK Revolving Lenders, as applicable, on any date that the Applicable Agent elects but on at least a weekly basis, by notifying the Revolving Lenders of the applicable Class of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon, Local Time, on the date of such requested Settlement (each, a “Settlement Date”). Each US Revolving Lender (other than the US Swingline Lender, in the case of the US Swingline Loans), each Canadian Revolving Lender (other than the Canadian Swingline Lender, in the case of the Canadian Swingline Loans) and each UK Revolving Lender (other than the UK Swingline Lender, in the case of the UK Swingline Loans), as applicable, shall transfer the amount of the applicable Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Swingline Loan with respect to which the applicable Settlement is requested to the Applicable Agent, to such account of the Administrative Agent as such Agent may designate, not later than 2:00 p.m., Local Time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Applicable Agent shall be applied against the amounts of the applicable Swingline Lender’s Swingline Loans and, together with the applicable Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute the Revolving Loans of the applicable Revolving Lenders, respectively. If any such amount is not transferred to Applicable Agent by the applicable Revolving Lender on the applicable Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07(b).

1.3        Amendment to Section 2.18 of the Credit Agreement.    The last sentence of each of clauses (b), (c), (d), (e) and (f) of Section 2.18 of the Credit Agreement shall be deleted in their entirety.

1.4        Amendment to Section 5.01 of the Credit Agreement.    Clause (d) of Section 5.01 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower

Representative in substantially the form of Exhibit F (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of each Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth and certifying to reasonably detailed calculations of the Fixed Charge Coverage Ratio (which calculations shall be provided whether or not Section 6.13 is then applicable, but which calculation will not be required to be certified when Section 6.13 is not applicable), and (iv) in the case of financial statements delivered under clause (a) only, stating whether any change in GAAP or in the application thereof has occurred since the date of the prior fiscal year’s audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

1.5        Amendment to Section 5.16 of the Credit Agreement.    Section 5.16 of the Credit Agreement shall be amended to delete each reference to “Egden” in clauses (a), (b) and thereof and to replace them with “Edgen”.

1.6        Amendment to Section 6.04 of the Credit Agreement.    Clauses (c) and (d) of Section 6.04 of the Credit Agreement shall be amended and restated in their entirety to read in full as follows:

      (c)        (i) investments by any Loan Party which is a direct or indirect parent of the US Borrower or UK Borrower in such US Borrower or UK Borrower or in any other direct or indirect parent of the US Borrower or UK Borrower, (ii) investments by the US Borrower in any Subsidiary of the US Borrower which is a US Loan Party, (iii) investments by any Canadian Loan Party or UK Loan Party in any other Canadian Loan Party or UK Loan Party, (iv) investments by any UAE Loan Party or Singapore Loan Party in any other UAE Loan Party or Singapore Loan Party, (v) investments by any UK Loan Party in any UAE Loan Party or Singapore Loan Party, provided, that after giving effect thereto, UK Availability is not less than $15,000,000 and no Event of Default exists; (vi) investments by any Canadian Loan Party in any UAE Loan Party or Singapore Loan Party; provided that after giving effect thereto, Canadian Availability is not less than $2,500,000 and no Event of Default exists, (vii) other investments by any Loan Party other than a Singapore Loan Party or a UAE Loan Party; provided, that, after giving effect thereto Aggregate Availability is not less than $40,000,000 and no Event of Default exists, and (viii) other investments by any Singapore Loan Party or any UAE Loan Party; provided that, after giving effect thereto aggregate Singapore Availability and UAE Availability is not less than $2,500,000 and no Event of Default exists.

  (a)        loans or advances made by any Loan Party to any other Loan Party or Subsidiary and made by any Subsidiary to any Loan Party or any other Subsidiary, provided that (i) such loans and advances shall be evidenced by the Global Intercompany Note, (ii) after giving effect to any loan or advance by a US Borrower or any Subsidiary of the US Borrower which is a US Loan Party to Holdings or any Loan Party which is not a US Loan Party, US Availability is not less than $15,000,000 and no Event of Default exists, (iii) after giving effect to any loan or advance by the UK Borrower or Canadian Borrower or any Subsidiary of the UK Borrower or Canadian Borrower which is a UK Loan Party or Canadian Loan Party to any Loan Party which is not a UK Loan Party or Canadian Loan Party, UK Availability is not less than $15,000,000, Canadian Availability is not less than $2,500,000 and no Event of Default exists, (iv) after giving effect to any loan or advance by any US Borrower, Canadian Borrower or UK Borrower or any of their Subsidiaries which is a Loan Party to any Subsidiary which is not a Loan Party, Aggregate Availability is not less than $40,000,000 and no Event of Default exists, and (v) after giving effect to any loan or advance by any Singapore Loan Party or any UAE Loan Party to any Loan Party or Subsidiary which is not a Singapore Loan Party or UAE Loan Party; aggregate Singapore Availability and UAE Availability is not less than $2,500,000 and no Event of Default exists;

1.7        Amendment to Section 6.11 of the Credit Agreement.    Section 6.11 of the Credit Agreement shall be amended to insert the word “any” immediately before the first word of clause (a) of Section 6.11.

1.8        Amendment to Section 6.13 of the Credit Agreement.    Section 6.13 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

      Section 6.13    Fixed Charge Coverage Ratio.    Holdings will not permit its Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 for any Fixed Charge Coverage Period; provided, that this covenant shall only be applicable to the extent (a) Aggregate Availability is ever less than $25,000,000, or (b) the sum of US Availability and Canadian Availability is ever less than $15,000,000; provided, further, that once applicable, this covenant will be tested for the Fixed Charge Coverage Period most recently ended for which financial statements have been provided pursuant to Section 5.01(a) or Section 5.01(b) (an “Initial FCCR Test Period”) as of the date Aggregate Availability or sum of US Availability and Canadian Availability is less than the amounts set forth above, as applicable, and this covenant shall continue to be applicable for each Fixed Charge Coverage Period ending thereafter until (x) the date that both (i) Aggregate Availability has been greater than $30,000,000 and (ii) the sum of US Availability and Canadian Availability has been greater than $20,000,000 for ninety (90) consecutive calendar days, and (y) no Default or Event of Default then exists or has existed during such ninety (90) consecutive calendar day period. To the extent this covenant shall be applicable as set forth above, within two (2) Business Days of its becoming applicable Holdings shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower Representative, in form and substance acceptable to the Administrative Agent, setting forth and certifying to reasonably detailed calculations of the Fixed Charge Coverage Ratio for such Initial FCCR Test Period demonstrating compliance (or non compliance) with this Section 6.13 for such period.

1.9        Amendment to Article VII of the Credit Agreement.    Clause (n) of Article VII of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

      (n)        one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (exclusive of any amounts fully covered by insurance and for which the insurer has accepted coverage (in writing), subject to reservations acceptable to the Administrative Agent in its Permitted Discretion, and evidence of such coverage has been delivered to the Administrative Agent) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material part of the assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

1.10        Amendment to Section 9.01 of the Credit Agreement.    Clause (a)(ii) of Section 9.01 of the Credit Agreement shall be amended to replace the Facsimile No. for the Administrative Agent, the US Collateral Agent and the Swingline Lender with “(214) 965-2594”.

1.11        Amendment to Section 9.02 of the Credit Agreement.    Clauses (b) and (d) of Section 9.02 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

      (a)        Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except ) (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agent may make

Protective Advances as set forth in Section 2.04), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (D) change Section 2.18(b), (c), (d), (e) or (f), in a manner that would alter the manner in which payments are shared, without the written consent of each Lender directly affected thereby, (E) increase the advance rates set forth in the definitions of Canadian Borrowing Base, UK Borrowing Base or US Borrowing Base or add new categories of eligible assets, without the written consent of the Supermajority Revolving Lenders, (F) change any of the provisions of this Section or the definitions of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of US Revolving Lenders, Canadian Revolving Lenders and UK Revolving Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each US Revolving Lender, Canadian Revolving Lender and UK Revolving Lender, (G) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (H) except as provided in clauses (c) and (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (I) waive, amend or modify any definition representation, warranty, covenant, event of default or other provision of this Agreement or any other Loan Document which directly affects any UAE Loan Party, any Singapore Loan Party, any UAE Revolving Commitment, any Singapore Revolving Loan Commitment, any UAE Loan, any Singapore Loan, the UAE Borrowing Base, the Singapore Borrowing Base, any UAE Letter of Credit or UAE LC Exposure, any Singapore Letter of Credit of Singapore LC Exposure without the written consent of the Required UAE Lenders and the Required Singapore Lenders; provided that, it is agreed that waivers, amendments and modifications binding on or applicable solely to US Loan Parties, UK Loan Parties, Canadian Loan Parties, US Collateral, UK Collateral and Canadian Collateral are not subject to this clause (J) notwithstanding that such waivers, amendments and modifications may indirectly affect any of the Singapore Revolving Lenders or the UAE Revolving Lenders or components of the credit facilities as a result of the status of the US Loan Parties , the Canadian Loan Parties and the UK Loan Parties as Loan Guarantors and grantors of security securing the UAE Secured Obligations and Singapore Secured Obligations; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or any Swingline Lender

hereunder without the prior written consent of Agent, the Issuing Bank or the Swingline Lender affected thereby, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

  (a)        If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders or the Required UAE Lenders or Required Singapore Lenders (as applicable) is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement within 120 days following such failure to consent, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent if such Lender is a Singapore Revolving Lender or UAE Revolving Lender) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.14 and Section 2.16, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

1.12        Amendment of Schedule 6.02 to the Credit Agreement.    Schedule 6.02 to the Credit Agreement shall be amended to include the additional information set forth on Exhibit A hereto.

SECTION 2    Conditions Precedent.    The effectiveness of the amendments contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent:

2.1        Documentation.    The Administrative Agent shall have received counterparts of this Amendment executed on behalf of each Loan Party, each Agent and each Lender.

2.2        Absence of Defaults.    After giving effect to this Amendment, no Default or Event of Default shall exist.

SECTION 3    Representations and Warranties.    In order to induce the Agents and each Lender to enter into this Amendment, the Loan Parties hereby jointly and severally represent and warrant to the Agents and each Lender that:

3.1        Authorization, Enforceability.    The execution, delivery and performance of this Amendment are within each Loan Party’s organizational powers and has been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.2        Governmental Approvals; No Conflicts.    This Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents (in the case of clauses (b) (other than as it relates to the Certificate of Incorporation and Bylaws or other organizational documents of a Loan Party) or (c), which would not reasonably be expected to have a Material Adverse Effect).

3.3        Absence of Defaults.    After giving effect to this Amendment, neither a Default nor an Event of Default has occurred which is continuing.

SECTION 4    Miscellaneous.

4.1        Limited Waiver of Assignment Provision.    Notwithstanding the requirements set forth in Section 9.04(b)(ii)(E) of the Credit Agreement, JPMorgan Chase Bank, N.A. and each of its Related Affiliates shall be permitted to assign any portion of their Revolving Commitments and Revolving Loans to Bank of Scotland and its Related Affiliates, as applicable, without being required to have its/their Related Affiliate(s) assign the same percentage of each of their respective Revolving Commitments and Revolving Loans to Bank of Scotland (or its Related Affiliates). At any time that Bank of Scotland and its Related Affiliates do not collectively have the same percentage of US Revolving Commitments, UK Revolving Commitments, Canadian Revolving Commitments, US Revolving Loans, UK Revolving Loans and Canadian Revolving Loans, Bank of Scotland and its Related Affiliates shall only be permitted to assign all or any part of their Revolving Commitments and Revolving Loans to JPMorgan Chase Bank, N.A. and its Related Affiliates.

4.2        Reaffirmation of Loan Documents; Extension of Liens.    Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended or waived hereby, remain in full force and effect. The applicable Loan Parties hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments and waivers herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

4.3        Parties in Interest.    All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4        Counterparts.    This Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until this Amendment has been executed by each Loan Party and the Lenders at which time this Amendment shall be binding on, enforceable against and inure to the benefit of the Loan Parties and all Lenders. Facsimiles shall be effective as originals.

4.5        COMPLETE AGREEMENT.    THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6        Headings.    The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.7        No Implied Waivers.    No failure or delay on the part of the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.8        Review and Construction of Documents.    Each Loan Party hereby acknowledges, and represents and warrants to the Agents and the Lenders, that (a) such Loan Party has had the opportunity to consult with legal counsel of its own choice and have been afforded an opportunity to review this Amendment with its legal counsel, (b) such Loan Party has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Loan Party has executed this Amendment of its own free will and volition, and (d) this Amendment shall be construed as if jointly drafted by the Loan Parties and the Lenders. The recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

4.9        Arms-Length/Good Faith.    This Amendment has been negotiated at arms- length and in good faith by the parties hereto.

4.10        Interpretation.    Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

4.11        Severability.    In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.12        Confirmation of Loan Guaranty, Assignments; Further Assurances.    By signing below where indicated each Loan Party in its capacity as Loan Guarantor, hereby acknowledges and approves the Credit Agreement, as amended by this Amendment, and the Loan Documents (including, without limitation, any and all documents delivered in connection with this Amendment) and the terms thereof, and specifically agrees to comply with all provisions which refer to or affect such Loan Guarantor, the Loan Guaranty and any matter in connection therewith. Without limiting the generality of the foregoing, each Loan Guarantor specifically consents to all of the transactions contemplated in this Amendment and further agrees and confirms that the Loan Guaranty executed and provided to the Agents and Lenders, as applicable, by such Loan Guarantor, continue in full force and effect in favor of the Agents and Lenders, as applicable. The payment of the Guaranteed Obligations (or applicable portion thereof) shall continue to be unconditionally guaranteed by, and Loan Guarantor hereby confirms and ratifies, the Loan Guaranty, and hereby unconditionally guarantees the prompt and full payment of the Guaranteed Obligations to the Agents and Lenders, as applicable, in accordance with the terms of the Loan Guaranty. Each Loan Party shall make, execute or endorse, and acknowledge and deliver or file or cause same to be done, all such documents, notices or other assurances, and take all such other action, as any Agent may, from time to time, deem reasonably necessary or proper in connection with this Amendment and the Credit Agreement, as amended hereby.

4.13        WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.14        Governing Law.    This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

THE BORROWERS:	EDGEN MURRAY CORPORATION

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President, Chief
Financial Officer and Secretary

EDGEN MURRAY CANADA INC.

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Secretary and Treasurer

EDGEN MURRAY EUROPE LIMITED

	By:	/s/ David Kemp
	Name:	David Kemp
	Title:	Finance Director

OTHER LOAN PARTIES:	EDGEN MURRAY II, L.P.
	By:	Edgar Murray II GP, LLC, its general partner

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President, Chief
Financial Officer and Secretary

Signature Page to First Amendment to Credit Agreement

EDGEN MURRAY LLC

By:	/s/ David L. Laxton, III
Name:	David L. Laxton, III
Title:	Executive Vice President, Chief Financial Officer and Secretary

EDGEN MURRAY CAYMAN CORPORATION

By:	/s/ David L. Laxton, III
Name:	David L. Laxton, III
Title:	Executive Vice President and Treasurer

PIPE ACQUISITION LIMITED

By:	/s/ David L. Laxton, III
Name:	David L. Laxton, III
Title:	Director

Signature Page to First Amendment to Credit Agreement

AGENTS/LENDERS:	JPMORGAN CHASE BANK, N.A., individually, as US Administrative Agent, US Collateral Agent, a US Revolving Lender, Issuing Bank and Swingline Lender

	By:	/s/ Timothy J. Whitefoot
	Name:	Timothy J. Whitefoot
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually, as Canadian Administrative Agent, Canadian Collateral Agent and a Canadian Revolving Lender:

	By:	/s/ Barry Walsh
	Name:	Barry Walsh
	Title:	Vice President

J.P. MORGAN EUROPE LIMITED, individually, as UK Administrative Agent and UK Collateral Agent

	By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, individually, as a UK Revolving Lender

	By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement